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                                  EXHIBIT 15

                UNAUDITED INTERIM FINANCIAL INFORMATION LETTER


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                                                                      EXHIBIT 15



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549


We are aware that our report dated July 20, 1998 on our reviews of interim condensed consolidated financial information of Digi International Inc. and Subsidiaries (the Company) for the three month and nine month periods ended June 30, 1998 and 1997, and included in the Company's Form 10-Q for the quarter ended June 30, 1998, is incorporated by reference in the Company's registration statements on Form S-8 (Registration Nos. 33-32956, 33-38898, 333-99, 333-1821, 333-23857 and 333-57869). Pursuant to Rule 436(c), under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                       PRICEWATERHOUSECOOPERS L.L.P.

Minneapolis, Minnesota
August 5, 1998